UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 19, 2014

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2014, Kodiak Oil & Gas Corp. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to (i) elect the nominees to the Company’s Board of Directors to serve until the Company’s 2015 Annual Meeting of Shareholders or until successors are duly elected and qualified, (ii) conduct an advisory vote on executive compensation (the “Advisory Resolution”) and (iii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The matters acted upon at the Annual Meeting are described in more detail in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 9, 2014. The following are the final voting tallies for the Annual Meeting:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Lynn A. Peterson	154,154,536	6,306,965	668,559	61,980,711
James E. Catlin	144,106,481	16,356,165	667,415	61,980,710
Rodney D. Knutson	154,503,161	5,955,903	670,997	61,980,710
Herrick K. Lidstone, Jr.	156,459,926	3,993,691	676,445	61,980,709
William J. Krysiak	156,470,851	3,983,304	675,906	61,980,710
Advisory Resolution	155,156,266	3,853,664	2,120,130	61,980,711
Ratification of independent registered public accounting firm	217,824,520	4,379,673	906,578	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

	By:	/s/ James P. Henderson
James P. Henderson
Date: June 23, 2014		Chief Financial Officer